CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Exhibit 10.1
EXECUTION VERSION

LOAN AND SECURITY AGREEMENT
THIS LOAN AND SECURITY AGREEMENT dated as of May 21, 2014 (“Agreement”), made by and between VIKING THERAPEUTICS, INC., a Delaware corporation (“Borrower”), and LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (“Lender”), provides the terms on which the Lender shall lend to Borrower and Borrower shall repay the Lender.
1.Defined Terms. As used in this Agreement, unless otherwise defined, the capitalized terms shall have the meanings set forth in Schedule A.
2.    Loans and Terms of Payment and/or Conversion.
(a)    Promise to Pay. Borrower hereby unconditionally promises to pay Lender the outstanding principal amount of all Loans advanced to Borrower by Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.
(b)    Loans. Subject to the terms and conditions of this Agreement, the Lender agrees to make loans to Borrower in an aggregate amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) (such loans are hereinafter referred to singly as a “Loan”, and collectively as the “Loans”). After repayment by Borrower, no Loan may be reborrowed.
(c)    Conversion of Loans; Prepayment.
(i)    Upon the consummation of the earlier to occur of a Qualified Private Financing or an Initial Public Offering (the first to occur, an “Equity Financing”), the Lender shall, at its sole option and discretion, elect to either, in an irrevocable writing delivered to Borrower, (a) receive that number of fully paid and nonassessable shares of Borrower Equity as is equal to 200% of the quotient obtained by dividing the entire principal amount of the Loans then outstanding plus all accrued and previously unpaid interest thereon by the lowest per share price paid by investors in the Equity Financing, rounded down to the nearest whole share (the “Conversion Shares”), or (b) require the Borrower to prepay the entire then outstanding principal amount of the Loans plus all accrued and previously unpaid interest thereon in cash equal to an amount that shall equal 200% of the principal amount of the Loans then outstanding plus all accrued and previously unpaid interest thereon (“Prepayment”); provided, however, if the first to occur Equity Financing is a Qualified Private Financing, the Lender may also elect to extend the Maturity Date, at its sole option and discretion, to a date to be agreed upon by Borrower and Lender in writing.
(ii)    Upon the occurrence of a Change of Control prior to the earlier of the occurrence of either (a) the Maturity Date or (b) the closing of the Equity Financing, the Lender shall, at its sole option and discretion, elect to either, in an irrevocable writing delivered to Borrower, (I) receive that number of fully paid and nonassessable shares of the Borrower’s securities, as is equal to 200% of the quotient obtained by dividing the entire principal amount of the Loans then outstanding plus all accrued and previously unpaid interest thereon by the lower of (A) the deemed Common Stock per share price used to calculate the purchase price paid by the acquirer of Borrower in such Change of Control or (B) the lowest per share price paid by investors for shares of New

Preferred prior to the Change of Control (if New Preferred has been issued prior to the Change of Control), in each case rounded down to the nearest whole share, or (II) require the Borrower to make the Prepayment. The Borrower’s securities to be issued in connection with a Change of Control shall be New Preferred (if New Preferred has been issued prior to the Change of Control) or Common Stock, par value $0.00001 per share, of the Borrower (“Common Stock”) (if no New Preferred has been issued prior to the occurrence of the Change of Control) (“Change of Control Securities”).
(d)    Mechanics of Conversion.
(i)    Notice to Lender. The Borrower shall promptly, but in all events at least [***] days prior to consummation of an Equity Financing or [***] days prior to the consummation of a Change of Control, as applicable, deliver to the Lender written notification of the proposed consummation of an Equity Financing or a Change of Control, as applicable, which notice shall describe the material terms and conditions of such Equity Financing or Change of Control (“Notice of Transaction”), and the Lender shall have [***] days from the date of such notice to elect, by written notice to the Borrower, to convert the Loans or require the Prepayment, which election shall be irrevocable and may be made contingent on the closing of the Equity Financing or Change of Control, as applicable. The Borrower shall include in the Notice of Transaction the number of voting securities of the Borrower anticipated to be issued and outstanding following the consummation of the Equity Financing or immediately prior to the Change of Control.
(ii)    Stock Certificates. The Borrower shall, as soon as practicable following consummation of an Equity Financing or Change of Control for which Lender has elected to convert the Loans as permitted hereunder, issue and deliver to the Lender, or to its nominee or nominees, a certificate or certificates for the number of shares of Borrower Securities to which it shall be entitled as aforesaid. Such conversion shall be deemed to have been made, as applicable, immediately prior to the close of business on the date of the closing of the Equity Financing or the Change of Control, as applicable. The person or persons entitled to receive the Borrower Securities issuable upon such conversion shall be treated for all purposes as the record holders of such Borrower Securities on such date.
(iii)    Registration of Borrower Securities Issued Hereunder. Concurrently with the execution of this Agreement, Borrower and Lender and an Affiliate of Lender are entering into a Registration Rights Agreement, dated as of even date herewith.
(iv)    Charges, Taxes and Expenses. Issuance of a certificate for shares of Borrower Securities upon conversion of the Loans shall be made without charge to the Lender for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Borrower, and such certificate shall be issued in the name of the Lender, or such certificates shall be issued in such name or names as may be directed by the Lender. The Lender shall execute such documents, and perform such acts, which are reasonably required to assure that the conversion hereof is consummated in compliance with all applicable laws.

(v)    No Rights as Stockholder. The conversion rights set forth in this Agreement do not entitle the Lender to any voting rights or other rights as a stockholder of the Borrower prior to the conversion of the Loans into Borrower Securities pursuant to the terms of this Agreement.
(vi)    Restricted Securities. The Lender acknowledges that the Borrower Securities acquired upon the conversion of the Loan will be subject to restrictions upon resale imposed by state and federal securities laws and may be subject to transfer restrictions set forth in the Borrower’s bylaws or in one or more agreements that may be entered into by and among the Borrower, the Lender and the holders of the Borrower Securities.
(e)    Repayment. The Loan will automatically mature and the entire outstanding principal amount, together with accrued interest, shall become due and payable upon written demand by the Lender, which demand may be made at any time after the Maturity Date, unless, prior to such time, the Loan shall have been converted into Borrower’s Equity pursuant to Section 2(c). The Loan may only be prepaid in accordance with Section 2.
(f)    Interest Rate; Default Rate. Subject to this Section 2(f), the principal amount outstanding under the Loans shall accrue interest at a fixed per annum rate of the lesser of (a) five percent (5.0%) and (b) the maximum interest rate permitted by law, which interest shall accrue on each Loan commencing on, and including, the funding date of such Loan (the “Funding Date”), and shall accrue on the principal amount outstanding under such Loan through and including the day on which such Loan is paid (or converted into Borrower Securities) in full. Interest shall be computed on the basis of a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days. Upon the occurrence and during the continuance of an Event of Default and upon written notice to the Borrower from the Lender, Obligations shall accrue interest at a fixed per annum rate of the lesser of (a) eight percent (8%) and (b) the maximum interest rate permitted by law (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2(f) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Borrower.
(g)    Cash Payments. Except as otherwise expressly provided herein, all cash payments by Borrower under this Agreement or under any other Loan Document, including payments of principal and interest, and all fees, expenses, indemnities and reimbursements, shall be made to the Lender at Lender’s office in immediately available funds on the date specified herein. All cash payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest, and all fees, expenses, indemnities and reimbursements, shall be made without set off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.
(h)    Withholding. Payments received by the Lender from Borrower hereunder will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any governmental authority (including any interest, additions to tax or penalties applicable thereto), except as required by law.

3.    Secured Promissory Note. The Loans shall be evidenced by a Secured Convertible Promissory Note in the form attached as Exhibit A hereto (a “Secured Promissory Note”), and shall be repayable or converted into Borrower Securities as set forth in this Agreement. Borrower irrevocably authorizes the Lender to make or cause to be made, on or about the Funding Date or at the time of receipt of any payment of principal, an appropriate notation on the Secured Promissory Note Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of each Loan set forth on the Secured Promissory Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender (absent manifest error), but the failure to record, or any error in so recording (other than manifest error), any such amount on the Secured Promissory Note Record shall not limit or otherwise affect the obligations of Borrower under the Secured Promissory Note or any other Loan Document to make payments of principal of or interest on any Secured Promissory Note when due. Upon receipt of an affidavit of an officer of a Lender and a customary indemnification agreement, in a form reasonably acceptable to Borrower, as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.
4.    Conditions Precedent to Loan.
(a)    Lender’s obligation to make the initial Loan is subject to the condition precedent that the Lender shall have received, in form and substance reasonably satisfactory to Lender, such documents and evidence of completion of such other matters, as Lender may reasonably deem necessary in connection herewith, including, without limitation:
(iii)    Borrower’s Certificate of Incorporation and Bylaws and good standing certificates certified by the Secretary of State (or equivalent agency) of Borrower’s jurisdiction of organization or formation and each jurisdiction in which Borrower is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;
(iv)    a completed Perfection Certificate for Borrower (the “Initial Perfection Certificate”);
(v)    duly executed officer’s certificate for Borrower, in a form reasonably acceptable to the Lender;
(vi)    certified copies, dated as of date no earlier than thirty (30) days prior to the Effective Date, of financing statement searches, as the Lender shall reasonably request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Loan, will be terminated or released;
(vii)    a bailee waiver executed in favor of the Lender in respect of each third party bailee where Borrower maintains Collateral having a book value in excess of [***]; and

(viii)    evidence reasonably satisfactory to the Lender that the insurance policies required under this Agreement are in full force and effect, together with appropriate evidence showing loss payable clauses or endorsements in favor of the Lender.
(b)    Lender’s obligation to make any Loan hereunder is subject to satisfaction of the following conditions precedent:
(vii)    the representations and warranties in Section 8 shall be true, accurate and complete in all material respects on the Funding Date of each Loan; provided, however, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;
(viii)    no Event of Default shall have occurred and be continuing or result from the Loan;
(ix)    in Lender’s sole discretion, there has not been any Material Adverse Effect or any material adverse deviation by Borrower from the Borrower Forecast and Budget presented to and accepted by the Lender;
(x)    a completed Perfection Certificate for Borrower, updated from the most recent Perfection Certificate delivered pursuant to this Section 4, dated as of the Funding Date of each Loan;
(xi)    duly executed officer’s certificate for Borrower dated as of the Funding Date of each Loan, in a form reasonably acceptable to the Lender;
(xii)    a bailee waiver executed in favor of the Lender in respect of each third party bailee which has not previously delivered such a waiver and where Borrower maintains Collateral having a book value in excess of [***]; and
(xiii)    evidence reasonably satisfactory to the Lender that the insurance policies required under this Agreement are in full force and effect, together with appropriate evidence showing loss payable clauses or endorsements in favor of the Lender.
5.    Covenant to Deliver. Borrower agrees to deliver to the Lender each item required to be delivered to the Lender under this Agreement as a condition precedent to any Loan. Borrower expressly agrees that a Loan made prior to the receipt by the Lender of any such item shall not constitute a waiver the Lender of Borrower’s obligation to deliver such item, and any such Loan in the absence of a required item shall be made in the Lender’s sole discretion.
6.    Procedures for Borrowing. Subject to the prior satisfaction of all applicable conditions to the making of a Loan set forth in this Agreement, (a) within three (3) Business Days of the date of this Agreement, Lender shall transfer One Million Dollars ($1,000,000), by wire transfer in immediately available funds, to an account previously designated in writing by Borrower (the date such Loan is received by Borrower, the “Effective Date”); and (b) on the first day of each calendar month beginning with June 2014, Lender shall transfer Two Hundred Fifty Thousand

Dollars ($250,000), by wire transfer in immediately available funds, to an account previously designated in writing by Borrower. If the day on which a transfer is to be made under this Section 6 is not a Business Day, Lender shall make the transfer on the next Business Day.
7.    Grant of Security Interest.
(a)    As collateral security for the full, prompt, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations and in order to induce Lender to cause the Loans to be made, the Borrower hereby grants to the Lender a continuing security interest in all of the Borrower’s right, title and interest of whatsoever kind and nature in and to the Collateral (the “Security Interest”), wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens.
(b)    If this Agreement is terminated, Lender’s Liens in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash or converted in full into Borrower Securities. Upon payment in full (in cash or conversion into Borrower Securities) of the Obligations (other than inchoate indemnity obligations) and at such time as the Lender’s obligation to make Loans has terminated, the Lender’s Liens in the Collateral shall automatically terminate and all rights therein shall revert to Borrower and the Lender shall, at the sole cost and expense of Borrower, execute and deliver to Borrower releases of its Liens in the Collateral.
(c)    Borrower hereby authorizes Lender to file financing statements or take any other action required to perfect the Security Interest, without notice to Borrower, within all appropriate jurisdictions to perfect or protect Lender’s interest or rights under this Agreement.
8.    Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lender as follows as of the Effective Date and as of each Funding Date:
(a)    The Borrower has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Borrower of this Agreement and the filings contemplated herein have been duly authorized by all necessary action on the part of the Borrower and no further action is required by the Borrower. This Agreement constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally.
(b)    The chief place of business, the chief executive office, other locations of Borrower and each office or location where Borrower keeps the Collateral and records relating thereto are located at the addresses set forth on Schedule 8(b); its type of organization (e.g., corporation), jurisdiction of organization and organization number provided by the applicable government authority of its jurisdiction of organization are listed on Schedule 8(b). The Borrower has no subsidiaries.
(c)    The full legal name of the Borrower is as set forth on the signature page hereof. The Borrower has not done in the five (5) years prior to the Effective Date, and does not do, business under any other name (including, without limitation, any trade name or fictitious business name) other than names identified to the Lender in the Perfection Certificate or otherwise pursuant to Section 11(d).
(d)    Except for Permitted Liens, the Borrower is the sole owner of the Collateral (except for exclusive, semi-exclusive and non-exclusive licenses granted by a Borrower in the ordinary course of business which licenses existing as of the date hereof are identified on Schedule 8(d)), free and clear of any Liens, and is fully authorized to grant the Security Interest in and to pledge the Collateral. No security agreement, financing statement, assignment, equivalent security, lien or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office other than those relating to Permitted Liens.
(e)    This Agreement creates in favor of the Lender a valid continuing lien on and security interest in the Collateral securing the payment and performance of the Obligations and, upon making the filings described in the immediately following sentence, a perfected first priority security interest in such Collateral. Except for the filing of financing statements on Form-1 under the UCC with the Secretary of State of the State of Delaware and any required filings with the United States Patent and Trademark Office or the United States Copyright Office, no authorization or approval of or filing with or notice to any governmental authority or regulatory body or any other Person is required either (i) for the grant by a Borrower of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by the Borrower or (ii) for the perfection of or exercise by Lender of its rights in and remedies with respect to the Collateral.
(f)    All Equipment that is material to the operation of the business of Borrower and that is in the possession of a third party bailee is set forth on Schedule 8(f), and such schedule sets forth the location of the listed Equipment.
(g)    Schedule 8(g) sets forth a true and complete list of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by or, in the case of Copyrights, exclusively licensed to, the Borrower and (ii) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses relating to any of Borrower’s assets.
(h)    Borrower is Solvent.
(i)    The Borrower Securities, when issued, sold and delivered in accordance with the terms and for the consideration expressed in this Agreement, shall be duly and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), and neither the Borrower nor the holder thereof shall be subject to any preemptive or similar right with respect to the Borrower Securities, which have not been properly waived or complied with.
(j)    The Borrower is not in default under any material contract, lease, agreement, judgment, decree or order to which it is a party or by which it or its properties may be bound that would reasonably be expected to have a Material Adverse Effect.
(k)    There are no pending actions or proceedings or, to the best of the Borrower’s knowledge, threatened against or affecting the Borrower or its properties before any governmental agency or authority or arbitrator that if determined adversely to the Borrower would reasonably be expected to have a Material Adverse Effect.
(l)    Other than Indebtedness secured by or incurred in connection with Permitted Liens or as set forth on Schedule 8(l), as of the date hereof, the Borrower does not have any Indebtedness in excess of [***]. Schedule 8(l) sets forth a true and complete list of all Indebtedness outstanding.
(m)    The Borrower possesses all permits, franchises, and governmental licenses (the “Permits”), free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of its business as currently conducted and the Borrower is not in violation of any of the foregoing, except where the failure to have any such Permits or the violation of such Permit would not reasonably be expected to have a Material Adverse Effect.
(n)    The properties of the Borrower are insured, with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as, in the good faith belief of the Borrower, are customarily appropriate for companies engaged in similar businesses and owning similar properties in the localities where the Borrower operates.
9.    Reporting Covenants. So long as any of the Obligations shall remain unpaid or outstanding, Borrower agrees that:
(a)    Books and Records. Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with Borrower’s financial statements required to be delivered pursuant to Section 9(b). Borrower shall, by means of appropriate entries, reflect in such accounts and in all financial statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Borrower shall maintain at all times books and records pertaining to its assets and to the Collateral in such detail, form and scope as Lender shall reasonably request in writing, including, but not limited to, records of all dealings materially affecting the Collateral on an aggregate basis.
(b)    Financial Statements and Other Reports. Borrower shall promptly furnish to Lender the following financial information:
(i)    Monthly Reports. As soon as available, but in any event not later than [***] days after the end of the first two calendar months in each calendar quarter and not later than [***] days after the end of the third calendar month in each calendar quarter, Borrower will furnish to Lender the unaudited balance sheet of Borrower as at the end of such month, and unaudited income statements and cash flow statements for Borrower for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of Borrower as of the date thereof and for such periods, and prepared in accordance with GAAP (other than the exclusion of footnotes not ordinarily included in interim period financial statements) applied consistently with the audited financial statements required to be delivered pursuant to Section 9(b)(iii). Borrower shall certify by a certificate signed by its Responsible Officer that all such statements have been prepared in accordance with GAAP (other than the exclusion of footnotes not ordinarily included in interim period financial statements) and present fairly Borrower’s financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments.
(ii)    Quarterly Reports. As soon as available, but in any event not later than [***] days after the end of each fiscal quarter, Borrower will furnish to Lender the unaudited balance sheet of Borrower as at the end of such quarter, and unaudited income statements and cash flow statements for Borrower for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, all in reasonable detail, fairly presenting the financial position and results of operations of Borrower as of the date thereof and for such periods, and prepared in accordance with GAAP (other than the exclusion of footnotes not ordinarily included in interim period financial statements) applied consistently with the audited financial statements required to be delivered pursuant to Section 9(b)(iii). Borrower shall certify by a certificate signed by its Responsible Officer that all such statements have been prepared in accordance with GAAP (other than the exclusion of footnotes not ordinarily included in interim period financial statements) and present fairly Borrower’s financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments.
(iii)    Annual Reports. As soon as available, but in any event not later than [***] days after the close of each Fiscal Year, Borrower will furnish to Lender the unaudited balance sheet as at the end of such Fiscal Year, and unaudited income statements and cash flow statements for Borrower for such Fiscal Year, and the notes thereto, setting forth in each case, starting with the financial statements for the fiscal year ending December 31, 2014, in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of Borrower as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP (other than the exclusion of footnotes not ordinarily included in interim period financial statements). In addition, as soon as available, but in any event not later than (A) if the Borrower has not consummated an Initial Public Offering, [***] days after the close of each Fiscal Year or (B) if the Borrower has consummated an Initial Public Offering, [***] days after the close of each Fiscal Year, Borrower will furnish to Lender the audited balance sheet as at the end of such Fiscal Year, and income statements, cash flow statements and changes in stockholders’ equity for Borrower for such Fiscal Year, and the notes thereto, setting forth in each case, starting with the financial statements for the fiscal year ending December 31, 2014, in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of Borrower as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. The audited annual statements shall be examined in accordance with generally accepted auditing standards by and, accompanied by a report thereon of independent certified public accountants of recognized standing selected by Borrower.
(c)    Rolling Monthly Forecast and Budget. Prior to the Effective Date, Borrower has provided to Lender a forecast and budget for Borrower’s operations for the six (6) months following the anticipated effective date of this Agreement, which sets out Borrower’s good faith estimates of its income and expenses on a monthly basis and by project as approved by Borrower’s board of directors. The Parties acknowledge that the form of the forecast and budget to be provided to Lender following the Effective Date is attached hereto as Schedule 9(c) (“Borrower Forecast and Budget”). Prior to the first day of each calendar month thereafter (beginning on June 1, 2014), Borrower shall provide to Lender an updated Borrower Forecast and Budget as approved by Borrower’s board of directors for the six-(6)-month period following the delivery of such Borrower Forecast and Budget.
(d)    Additional Information. Borrower will furnish to Lender:
(i)    promptly, and in no event more than ten (10) days after a Responsible Officer has knowledge or becomes aware thereof, notice of the occurrence of any Event of Default;
(ii)    promptly, and in no event more than ten (10) days after a Responsible Officer has knowledge or becomes aware thereof, written notice of all actions, suits and proceedings before any governmental agency or authority or arbitrator pending, or to the best of Borrower’s knowledge, threatened against or affecting Borrower, including any actions, suits, claims, notices of violation, hearings, investigations or proceedings pending, or to the best of Borrower’s knowledge, threatened against or affecting Borrower, or with respect to the ownership, use, maintenance and operation of its properties, that (A) involve an aggregate liability of [***] or more, or (B) otherwise would reasonably be expected to have a Material Adverse Effect;
(iii)    promptly, and in no event more than ten (10) days after a Responsible Officer has knowledge or becomes aware thereof, written notice of any other condition or event that has resulted, or that would reasonably be expected to result, in a Material Adverse Effect;
(iv)    promptly, and in no event more than ten (10) days, after the giving, sending or filing thereof, copies of all reports and financial information, if any, that Borrower sends to the holders of its capital stock or other securities, and the holders, if any, of any other Indebtedness; and
(v)    such other information respecting the operations, properties, business or financial condition of Borrower (including with respect to the Collateral) as Lender may from time to time reasonably request.
(vi)    Each notice pursuant to clauses (i) through (iii) of this subsection (d) shall be accompanied by a written statement by a Responsible Officer setting forth a reasonable amount of details of the occurrence referred to therein.

10.    Affirmative Covenants. So long as any of the Obligations shall remain unpaid or outstanding, Borrower agrees that:
(a)    Preservation of Existence, Etc.
(iv)    Borrower will maintain and preserve its corporate existence.
(v)    Borrower will use commercially reasonable efforts to maintain and preserve its rights to transact business and all other rights, Permits and privileges necessary in the normal course of its business and operations and the ownership of its properties, except in connection with any transactions expressly permitted by this Agreement, or where the failure to so maintain or preserve such rights, Permits and privileges would not reasonably be expected to have a Material Adverse Effect.
(b)    Payment of Taxes, Etc. Borrower will use commercially reasonable efforts to pay and discharge all material taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful material claims for labor, materials and supplies which, if unpaid, might become a Lien upon any properties or assets of Borrower, except to the extent such taxes, fees, assessments or governmental charges or levies, or such claims, are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP.
(c)    Maintenance of Insurance. Borrower will use commercially reasonable efforts to carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance in such amounts, with such deductibles and covering such risks as, in the good faith belief of Borrower, is customarily appropriate for companies engaged in similar businesses and owning similar properties in the localities where Borrower operates. Insurance on the Collateral shall name Lender as a loss payee. Upon the request of Lender, Borrower shall furnish Lender from time to time with full information as to the insurance carried by it and, if so reasonably requested, copies of all such insurance policies. Borrower shall also furnish to Lender, from time to time upon its reasonable request, a certificate of Borrower’s insurance broker or other insurance specialist stating that all premiums then due on the policies relating to Borrower’s insurance have been paid and that such policies are in full force and effect.
(d)    Inspection Rights. Borrower will, at any reasonable time and from time to time upon reasonable prior notice, during normal business hours and subject to Borrower’s reasonable security measures, permit Lender or any of its agents or representatives to visit and inspect any of its properties and to examine the records and books of account of Borrower, and to discuss the business affairs, finances and accounts of Borrower with any of the officers, employees or accountants of Borrower; provided that Lender and its agents and representatives shall hold confidential all such information related to Borrower or any other matters related thereto (other than as is required of Lender for the preparation of its financial statements in accordance with GAAP or as is required pursuant to securities laws applicable to Lender); provided, further, that unless an Event of Default exists, none of Lender or any of its agents or representatives may exercise the rights set forth in this Section 10(d) more than twice per calendar year.

(e)    Compliance with Laws, Etc. Borrower will comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental agency or authority and the terms of any material indenture, contract or other instrument to which it may be a party or under which it or its properties may be bound. Borrower will use commercially reasonable efforts to obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other governmental approvals of any governmental agency or authority necessary in connection with the operation and conduct of its business and ownership of its properties.
(f)    Protection of Collateral. Borrower shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral. Borrower shall not surrender or lose possession of (other than (i) to Lender, (ii) related to sales or other dispositions of inventory in the ordinary course of business or (iii) by transfer of the custody thereof in the ordinary course of business to a third party contracted by Borrower to store any portion of the Collateral), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except for Permitted Liens and Permitted Transfers.
(g)    Equipment; Collateral Located Outside the United States. Borrower, at Borrower’s expense, will use its commercially reasonable efforts (i) within [***] days of the Effective Date cause each third party bailee of the Equipment included in the Collateral, wherever located and set forth on Schedule 8(f) hereof, to execute and deliver to Lender a bailee agreement, in form and substance reasonably acceptable to Lender, (ii) within [***] days of the Effective Date execute and deliver, and cause to be executed and delivered, such instruments, documents or agreements, in form and substance reasonably satisfactory to Lender, reasonably required by Lender for the creation, perfection or protection of any now-existing Equipment of Borrower located outside the United States, and (iii) execute and deliver, and cause to be executed and delivered, all further instruments and documents, and will take all further action, that may be reasonably required by Lender in order to create, perfect and protect any security interest granted or purported to be granted hereby with respect to all non-Equipment Collateral located outside of the United States, including, without limitation, Intellectual Property. In addition, upon each incremental acquisition by Borrower, in one or more transactions, of Equipment included in the Collateral or non-Equipment Collateral located outside of the United States, having an aggregate value which exceeds [***] in any 12-month period beginning on the Effective Date and any anniversary thereof, Borrower shall use commercially reasonable efforts to provide the bailee agreement or such other instruments, documents or agreements described in subsections (i), (ii) and (iii) above within [***] days, as applicable. Borrower shall amend Schedule 8(f) to reflect the acquisition of any Equipment material to the business of the Borrower from time to time.
(h)    Intellectual Property. The Borrower shall promptly report to the Lender (i) the filing of any application to register any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by the Borrower or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any Intellectual Property by any such office. The Borrower shall take such steps as may be reasonably requested by the Lender to ensure that the security interest of the Lender is registered with each such recording office.

(i)    Certificated Security, Chattel Paper or Instrument. With respect to any Collateral that is evidenced by, or constitutes, a Certificated Security, Chattel Paper or Instrument (other than any Chattel Paper or Instruments having a value less than [***] individually or [***] in the aggregate), the Borrower shall cause each originally executed copy thereof to be delivered to the Lender (or its agent or designee) appropriately endorsed to the Lender or endorsed in blank: (i) with respect to any such Collateral in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Collateral hereafter arising, within [***] days of the Borrower acquiring rights therein.
(j)    Use of Proceeds. Borrower shall use the proceeds of the Loans solely as working capital and to fund its general business requirements in accordance with the most recent Borrower Forecast and Budget and the provisions of this Agreement. Without limiting the foregoing, the proceeds of the Loans shall not be used to repay any portion of the amounts outstanding under the Outstanding Loans (as defined in Schedule 8(l)).
(k)    Further Assurances and Additional Acts. From time to time, at its sole expense, Borrower will promptly execute and deliver and will cause to be executed and delivered all further instruments and documents, and will take all further action, that may be reasonably necessary or desirable, or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Borrower will: (i) (A) execute and file, record or register such financing or continuation statements, or amendments thereto, (B) execute and deliver, and cause to be executed and delivered, agreements establishing that Lender has “control” within the meaning of Article 9 of the UCC of specified items of Collateral to the extent required hereunder, (C) ) execute and deliver such Intellectual Property Security Agreements as are reasonably requested by Lender within five (5) Business Days of any such request, (D) promptly, upon a Responsible Officer obtaining knowledge thereof, deliver to Lender notice of any Commercial Tort Claim for damages greater than [***] it may bring against any person or entity, including the name and address of such person or entity, a detailed description of the facts, an estimate of Borrower’s damages thereunder, copies of any complaint or demand letter submitted by Borrower, and such other information as Lender may request, and, upon request by Lender, deliver any and all documentation required by Lender to perfect its security interest in all rights of Borrower in, to and under such Commercial Tort Claim and (E) deliver such other instruments or notices, in each case, as may be necessary and as Lender may reasonably request in order to perfect and preserve the security interests granted or purported to be granted hereby, (ii) furnish to Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in reasonable detail, (iii) at Lender’s request, appear in and defend any action or proceeding that may affect the title of Borrower to or Lender’s security interest in all or any material part of the Collateral, and (iv) use commercially reasonable efforts to obtain any necessary consents of third parties to the perfection of a security interest to Lender with respect to any Collateral or the exercise of any right hereunder. Borrower hereby authorizes Lender to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the further consent of Borrower. In addition to and notwithstanding the foregoing, Borrower hereby irrevocably constitutes and appoints Lender, with full power of substitution, as its true and lawful attorney-in-fact, with full irrevocable power and authority in its place and stead and in its name or otherwise, from time to time in Lender’s sole discretion, at Borrower’s sole cost and expense, to take any and all appropriate action and to execute and deliver any and all documents and instruments which Lender may deem reasonably necessary to accomplish the purposes of creating, perfecting, continuing and preserving an indefeasible continuing security interest in any and all of the Collateral in favor of Lender.
11.    Negative Covenants. So long as any of the Obligations shall remain unpaid or outstanding, Borrower agrees that:
(a)    Indebtedness. Borrower will not create, incur, assume or otherwise become liable for or suffer to exist any Indebtedness, whether secured or unsecured, other than:
(i)    Indebtedness of Borrower to Lender hereunder;
(ii)    accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of Borrower’s business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;
(iii)    Indebtedness directly related to the acquisition by Borrower of a product or product line; provided that such Indebtedness is owed to the seller of such product or product line or to a Person financing the acquisition of the same, but only to the extent the portion of the purchase price for the assets thus acquired is financed by Indebtedness; and if such Indebtedness is secured, then such Indebtedness shall be secured solely by the assets for which the acquisition financing was provided;
(iv)    Indebtedness consisting of a refinancing of the Indebtedness permitted in subsection (iii) above; provided that the principal amount of such Indebtedness that is being refinanced does not increase;
(v)    Indebtedness for capital leases as determined in accordance with GAAP not to exceed that amount allocated for capital leases in the annual budget of Borrower, which shall have been approved by the Board of Directors of Borrower;
(vi)    Indebtedness arising from (i) the honoring by a bank or other financial institution of a check, draft or similar instrument against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten (10) Business Days of its occurrence; (ii) bankers acceptances, performance, surety, judgment, appeal or similar bonds, instruments or obligations; and (iii) any customary cash management arrangements;
(vii)    Indebtedness in respect of endorsements made in connection with the deposit of items for credit or collection in the ordinary course of business;
(viii)    Indebtedness represented by property, liability and workers’ compensation insurance (which may be in the form of letters of credit); and

(ix)    Indebtedness set forth on Schedule 8(l), or Indebtedness consisting of a refinancing of the Indebtedness set forth on Schedule 8(l); provided that the principal amount of such Indebtedness that is being refinanced does not increase.
(b)    Change in Nature of Business. Borrower will not engage in any material line of business substantially different from the biopharmaceutical business.
(c)    Restrictions on Fundamental Changes. Borrower will not:
(i)    consummate any acquisition of any Person by means of merger or other form of corporate reorganization in which outstanding shares of such Person are exchanged for securities or other consideration issued, or caused to be issued, by Borrower, or consummate a purchase of substantially all of any Person’s assets unless (A) Borrower is the surviving entity, and (B) both immediately before and after such merger, reorganization or acquisition, no Event of Default shall have occurred or be caused by virtue thereof; or
(ii)    sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets without the consent of Lender, such consent not to be unreasonably withheld, conditioned or delayed.
(d)    Change of Name, Etc. The Borrower shall not change its name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), sole place of business, chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Lender in writing at least ten (10) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business, chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Lender may reasonably request and (b) taken all actions reasonably necessary or advisable to maintain the continuous validity, perfection and the same priority of the Lender’s security interest in the Collateral intended to be granted and agreed to hereby.
(e)    Sales of Collateral. Other than Permitted Liens and Permitted Transfers, the Borrower will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral without the prior written consent of the Lender, such consent not to be unreasonably withheld, conditioned or delayed.
(f)    Distributions. Borrower will not declare or pay any dividends in respect of its capital stock, or purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders as such, or make any loan of assets to its stockholders as such, except that Borrower may, so long as (i) no Event of Default has occurred and is continuing and (ii) the amount paid by Borrower does not exceed [***] in cash or value per year, repurchase shares of its capital stock from any of Borrower’s employees, directors or consultants upon the termination of service of such Person or repurchase shares of its capital stock in connection with Borrower’s stock option or other compensation plans.

(g)    Transactions with Related Parties. Borrower will not (absent Lender’s prior written consent) enter into any transaction, including the purchase, sale or exchange of property or the rendering of any services, with any Affiliate, any officer or director thereof or any Person that beneficially owns or holds 5% or more of the equity securities, or 5% or more of the equity interest, thereof (a “Related Party”), except for an employment or consulting contract and equity award and similar agreements with Borrower and except for a transaction or contract that is in the ordinary course of business and that is upon fair and reasonable terms not less favorable to Borrower than it would obtain in a comparable arm’s length transaction with a Person not a Related Party; provided, however, that nothing in this subsection shall prohibit any transactions between Borrower and Lender.
12.    Representations and Warranties of Lender. Lender represents and warrants to Borrower that:
(a)    Purchase Entirely for Own Account. The Secured Promissory Note and the Borrower Equity Securities are being acquired for investment for Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Lender has no present intention of selling, granting any participation in or otherwise distributing the same. Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Secured Promissory Note or Borrower Equity Securities.
(b)    No Solicitation. At no time was Lender presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Secured Promissory Note or Borrower Equity Securities.
(c)    Disclosure of Information. Lender has received or has had full access to all of the information Lender considers necessary or appropriate to make an informed investment decision with respect to the Secured Promissory Note and Borrower Equity Securities. Lender has had an opportunity to ask questions and receive answers from Borrower, or is otherwise knowledgeable, regarding the terms and conditions of the offering of the Secured Promissory Note and Borrower Equity Securities and the business, properties, prospects and financial condition of Borrower.
(d)    Investment Experience. Lender understands that the purchase of the Secured Promissory Note and Borrower Equity Securities involves substantial risk. Lender has experience investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the Secured Promissory Note and Borrower Equity Securities and/or has a preexisting personal or business relationship with Borrower and certain of its officers, directors or controlling persons of a nature and duration that enables Lender to be aware of the character, business acumen and financial circumstances of such persons.

(e)    Accredited Investor. Lender is familiar with the definition of, and qualifies as, an “accredited investor” within the meaning of Rule 501, as in effect as of the Effective Date, of Regulation D promulgated under the Securities Act.
(f)    Restricted Securities. Lender understands that the Secured Promissory Note and Borrower Equity Securities are characterized as “restricted securities” under federal securities laws inasmuch as they are being acquired from Borrower in a transaction not involving a public offering and that, under such laws and applicable regulations, the Secured Promissory Note and Borrower Equity Securities may be resold without registration under the Securities Act only in certain limited circumstances. Lender represents that it is familiar with Rule 144 promulgated under the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act. Lender understands and acknowledges that an investment in the Secured Promissory Note and Borrower Equity Securities involves an extremely high degree of risk and may result in a complete loss of Lender’s investment. Lender understands that the Secured Promissory Note and Borrower Equity Securities have not been and will not be registered under the Securities Act and have not been and will not be registered or qualified in any state in which they are offered and that Lender will not be able to resell or otherwise transfer the Secured Promissory Note and Borrower Equity Securities unless the Secured Promissory Note or Borrower Equity Securities are registered under the Securities Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available.
(g)    No Public Market. Lender understands and acknowledges that, whether or not the Secured Promissory Note and Borrower Equity Securities may be resold in the future without registration under the Securities Act, no public market exists for the Secured Promissory Note or Borrower Equity Securities and that it is uncertain whether a public market will ever exist for such securities.
(h)    No Liquidity. Lender has no immediate need for liquidity in connection with its investment in the Secured Promissory Note and Borrower Equity Securities, does not anticipate being required to sell the Secured Promissory Note or Borrower Equity Securities in the foreseeable future and has the capacity to sustain a complete loss of its investment in the Secured Promissory Note and Borrower Equity Securities.
(i)    Legends. Lender understands and agrees that the Secured Promissory Note and the certificates evidencing Borrower Equity Securities will bear legends substantially similar to those set forth below in addition to any other legend that may be required by applicable law, Borrower’s Certificate of Incorporation or Bylaws, Section 13 or any other agreement between Borrower and Lender:
(i)    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION OR QUALIFICATION UNDER ANY APPLICABLE STATE

SECURITIES LAWS OR (B) AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED PURSUANT TO AN EXEMPTION UNDER SUCH ACT AND SECURITIES LAWS; and
(ii)    Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations or any other state securities laws.
13.    Lock-Up Period. Lender hereby agrees that it shall not, to the extent requested by Borrower or an underwriter of securities of Borrower, sell or otherwise transfer or dispose of the Secured Promissory Note, Borrower Equity Securities or other securities of Borrower then or thereafter owned by Lender for up to 180 days following the date of the final prospectus filed with the Securities and Exchange Commission relating to an effective registration statement of Borrower filed under the Securities Act (the “Lock-Up Period”). For purposes of this Section 13, the term “Borrower” shall include any wholly-owned subsidiary of Borrower into which Borrower merges or consolidates. In order to enforce the foregoing covenant, Borrower shall have the right to place the restrictive legend below on the Secured Promissory Note and the certificates representing Borrower Equity Securities subject to this Section 13 and to impose stop-transfer instructions with respect to the Secured Promissory Note, Borrower Equity Securities and such other Borrower securities of the Lender (and the shares or securities of every other person subject to the foregoing restriction) until the end of such Lock-Up Period. Lender further agrees to enter into any agreement reasonably required by any underwriter to implement the foregoing provisions within any reasonable timeframe so requested.
THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A LOCK-UP RESTRICTION AS SET FORTH IN A CERTAIN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SECURITIES MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SECURITIES.
14.    Event of Default. Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:
(a)    The Borrower fails to make any principal payment under the Secured Promissory Note or fails to pay any interest accruing on the Loans evidenced by the Secured Promissory Note and such failure continues for [***] Business Days after the date on which such payment should have been made;
(b)    The Borrower fails to issue certificates representing the Borrower Equity Securities, as applicable;

(c)    The Master License Agreement is terminated in accordance with its terms, whether by the Borrower or the Lender;
(d)    (i) any representation and warranty of the Borrower set forth in this Agreement, the Option Agreement or the Master License Agreement shall prove to be incorrect in any material respect or (ii) the Borrower breaches any covenant or agreement in this Agreement, the Option Agreement, the Master License Agreement, the Voting Agreement or that certain side letter agreement dated as of the date hereof with respect to Board Composition and Management Rights and such failure continues for [***] days after the date on which notice thereof shall have been given to the Borrower by the Lender;
(e)    The Borrower fails to pay when due any Indebtedness of the Borrower in an aggregate amount of [***] or greater [***];
(f)    A final judgment or judgments for the payment of money aggregating in excess of [***] (excluding any amounts covered by insurance) are rendered against the Borrower and which judgments are not, within [***] after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within [***] days after the expiration of such stay;
(g)    The Borrower shall (i) be dissolved, (ii) fail to remain Solvent, (iii) make an assignment for the benefit of creditors or make or send a notice of intended bulk transfer, (iv) file or commence any petition or proceeding for any relief under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute now or hereinafter in effect (whether at law or in equity); or
(h)    Any trustee or receiver is appointed for the Borrower or any property of the Borrower, a meeting of creditors is convened or a committee of creditors is appointed for, or any petition or proceeding for any relief under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute now or hereinafter in effect (whether at law or in equity) is filed or commenced against the Borrower, which proceeding is not dismissed within [***].
15.    Duty To Hold In Trust. Upon the occurrence and during the continuance of any Event of Default, following written notice from Lender the Borrower shall, upon receipt by it of any revenue, income or other sums subject to the Security Interest, whether payable pursuant to the Loan or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Lender and shall forthwith endorse and transfer any such sums or instruments, or both, to the Lender for application to the satisfaction of the Obligations.
16.    Rights and Remedies Upon Default. Upon occurrence and during the continuance of any Event of Default, the Lender may, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, (ii) by notice to Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Sections 14(g) or (h) occurs all Obligations shall be immediately due and payable without any action by the Lender) or (iii) by notice to Borrower suspend or terminate the obligations, if any, of the Lender to extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Lender or its Affiliates (but if an Event of Default described in Sections 14(g) or (h) occurs all obligations, if any, of the Lender to extend credit for Borrower’s benefit under this Agreement shall be immediately terminated without any action by the Lender). Without limitation, the Lender shall have the following rights and powers:
(a)    The Lender shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Borrower shall assemble the Collateral and make it reasonably available to the Lender at places which the Lender shall reasonably select, whether at the Borrower’s premises or elsewhere, and make reasonably available to the Lender, without rent, all of the Borrower’s respective premises and facilities for the purpose of the Lender taking possession of, removing or putting the Collateral in saleable or disposable form.
(b)    The Lender shall have the right to operate the business of the Borrower using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Lender may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Borrower or right of redemption of the Borrower, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Lender may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Borrower, which are hereby waived and released.
(c)    The Lender shall have the right to apply to the Obligations any amount held or controlled by the Lender owing to or for the credit or the account of Borrower, including, without limitation pursuant to the Master License Agreement.
17.    Applications of Proceeds from Disposition of Collateral. The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Lender in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Lender shall pay to the Borrower any surplus proceeds.
18.    Costs and Expenses. The Borrower agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto. The Borrower will also, upon demand, pay to the Lender the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Lender may incur in connection with (i) the enforcement of this Agreement or (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral.
19.    Security Interest Absolute. All rights of the Lender and all Obligations of the Borrower hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of any Loan Document, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Secured Promissory Note or any other Loan Document; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Lender to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Borrower, or a discharge of all or any part of the Security Interest granted hereby. The Borrower expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Lender hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Lender, then, in any such event, the Borrower’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Borrower waives all right to require the Lender to proceed against any other person or to apply any Collateral which the Lender may hold at any time, or to marshal assets, or to pursue any other remedy. The Borrower waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.
20.    Power of Attorney. The Borrower hereby irrevocably appoints the Lender (such appointment being coupled with an interest) as the Borrower’s attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower, the Lender or otherwise, from time to time upon the occurrence and during the continuance of any Event of Default in the Lender’s discretion to take any action and to execute any instrument that the Lender may deem reasonably necessary or advisable to accomplish the purposes of this Agreement.
21.    Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all payments under the Loan have been made in full, including as a result of such Loans converting into Borrower Securities. Upon such termination, the Lender will promptly file, at Lender’s sole cost and expense, all termination statements with respect to any financing or similar statement executed and filed pursuant to this Agreement.
22.    Notices. All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (c) when delivered, if hand delivered by messenger, or (d) upon acknowledgment of receipt by email, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Any party may change its mailing or email address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 22.
If to Borrower, addressed to:
Viking Therapeutics, Inc.
11119 North Torrey Pines Road, Suite 50
San Diego, CA 92037
Attention: Chief Executive Officer
Email: [***]
With a copy (which shall not constitute notice) to:
Paul Hastings LLP
1117 S. California Avenue
Palo Alto, CA 94304
Attention: Jeff Hartlin
Email: jeffhartlin@paulhastings.com
If to Lender, addressed to:
Ligand Pharmaceuticals Incorporated
11119 North Torrey Pines Road, Suite 200
La Jolla, CA 92037
Attention: Vice President
Email: [***]
23.    Usury. In the event any interest is paid on the Secured Promissory Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of such Secured Promissory Note, or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Lender exceeds the maximum rate permitted by law, Lender may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Secured Promissory Note.
24.    California Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART

OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.
25.    Miscellaneous.
(a)    No course of dealing between the Borrower and the Lender, nor any failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder or under the Loan shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
(b)    All of the rights and remedies of the Lender with respect to the Collateral, whether established hereby or by the Loan or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.
(c)    This Agreement, together with the other Loan Documents, constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.
(d)    In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.
(e)    No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.
(f)    This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns. Neither this Agreement nor the Secured Promissory Note may be assigned by either party without the prior written consent of the other party, except that: (i) Borrower may assign this Agreement along with the Secured Promissory Note to one or more of its Affiliates, without Lender’s prior consent, and (ii) Lender may assign this Agreement or the Secured Promissory Note to one or more of its Affiliates, or pursuant to a change in control of Lender, without Borrower’s prior consent.
(g)    California law governs the Loan Documents, without regard to principles of conflicts of law, except to the extent the validity, perfection or enforcement of a security interest hereunder in respect of any particular Collateral which are pursuant to mandatory choice of law rules governed by a jurisdiction other than the State of California in which case such law shall govern. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.
(h)    This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.
(i)    To the fullest extent permitted by applicable law, the Borrower shall remain obligated hereunder notwithstanding that, any demand for payment of any of the Obligations made by Lender may be rescinded by Lender and any of the Obligations continued, and the Obligations or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Lender, and the Secured Promissory Note and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be duly executed on the day and year first above written.

BORROWER:
Viking Therapeutics, Inc.
By: /s/ Brian Lian Name: Brian Lian, Ph.D. Its: CEO

LENDER:
Ligand Pharmaceuticals Incorporated
By: /s/ Charles Berkman Name: Charles Berkman Its: Vice President, General Counsel and Secretary

SCHEDULE A
DEFINITIONS
As used in this Agreement, the following terms have the following meanings:
(a)    “Affiliate” means: a Person or entity that controls, is controlled by or is under common control with a party, but only for so long as such control exists. For the purposes of this Agreement, the word “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such Person or entity, whether by the ownership of at least 50% of the voting stock of such entity, or by contract or otherwise.
(b)    “Borrower Equity” means: (i) if the first to occur Equity Financing is a Qualified Private Financing, the New Preferred and/or other securities of the Borrower to be issued by the Borrower in the Qualified Private Financing; and (ii) if the first to occur Equity Financing is an Initial Public Offering, the securities of the Borrower to be issued by the Borrower in the Initial Public Offering.
(c)    “Borrower Equity Securities” means the securities of Borrower issued or issuable pursuant to the Borrower Equity.
(d)    “Borrower Securities” means the Borrower Equity Securities or the Change of Control Securities, as applicable.
(e)    “Business Day” means a day of the year on which commercial banks are not required or authorized by law to close in San Diego, California
(f)    “Change of Control” has the meaning set forth in the Master License Agreement.
(g)    “Collateral” means all right, title and interest in and to, whether now owned or hereafter acquired and wherever located:
(i)    All Accounts, Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper), Documents, Instruments, Promissory Notes, Commercial Tort Claims and contracts (including, without limitation, all claims for damages arising out of any breach of or default thereunder);
(ii)    All Inventory;
(iii)    All Equipment and all Fixtures;
(iv)    All General Intangibles (including, without limitation, Payment Intangibles and domain names) and Software;
(v)    All Trademarks, Patents and copyrights;
(vi)    All cash, Deposit Accounts, Letter-of-Credit Rights, Supporting Obligations, Securities (whether certificated or uncertificated) and Investment Property;
(vii)    All other Goods and personal property of Borrower, whether tangible or intangible, now owned or hereafter acquired by Borrower, wheresoever located;
(viii)    all present and future books, Documents, invoices, records, data, databases, information, statements, correspondence, clinical data, test results, study results and regulatory filings and approvals, in each case, in any form whatsoever; and
(ix)    all replacements, additions, accessions, substitutions, repairs, guaranties and securities for the foregoing, if any, and all Proceeds, products, rents and profits of or from any and all of the foregoing, all proceeds that constitute property, and, to the extent not otherwise included, all payments under insurance (whether or not Lender is the loss payee or beneficiary thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing, in each case, in any form whatsoever.
For clarity, it is the intention of Borrower that the description of the Collateral set forth above be construed to include the broadest possible range of assets described herein.
(h)    “Copyright Licenses” means any and all agreements, licenses and covenants providing for the granting of any right in or to Copyrights or otherwise providing for a covenant not to sue (whether the Borrower is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 8(g).
(i)    “Copyrights” mean all United States and foreign copyrights (including, without limitation, Community designs), including but not limited to copyrights in software and all rights in and to databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, moral rights, reversionary interests, termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 8(g), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.
(j)    “Equipment” means goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.
(k)    “Fiscal Year” means Borrower’s fiscal year for financial accounting purposes. The current Fiscal Year of Borrower will end on December 31, 2014.
(l)    “GAAP” means generally accepted accounting principles in the United States, consistently applied.
(m)    “General Intangibles” means all general intangibles as defined in the UCC, whether now owned or hereafter acquired, including, without limitation, all payment intangibles, and without limiting the generality of the foregoing all of the following whether or not constituting general intangibles as defined in the UCC: all choses in action, causes of action, corporate or other business records, inventions, designs, equipment formulations, manufacturing procedures, quality control procedures, service marks, trade secrets, goodwill, design rights, software, computer information, source codes, codes, records and updates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held or granted to secure payment of any of the Receivables by a customer (other than to the extent covered by Receivables), all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).
(n)    “Indebtedness” means (i) all indebtedness or other obligations of Borrower for borrowed money or for the deferred purchase price of property or services; (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by Borrower; (iv) all reimbursement and other obligations of Borrower in respect of letters of credit and bankers acceptances and all net obligations in respect of interest rate swaps, caps, floors and collars, currency swaps, and other similar financial products; (v) all obligations under leases that have been or should be, in accordance with GAAP as in effect on the date hereof, recorded as capital leases; and (vi) all indebtedness of another Person of the types referred to in clauses (i) through (v) guaranteed directly or indirectly in any manner by Borrower for whom Indebtedness is being determined, or in effect guaranteed directly or indirectly by Borrower through an agreement to purchase or acquire such indebtedness, to advance or supply funds for the payment or purchase of such indebtedness or otherwise assure a creditor against loss, or secured by any Lien upon or in property owned by the Person for whom indebtedness is being determined, whether or not such Person has assumed or become liable for the payment of such indebtedness of such other Person.
(o)    “Initial Public Offering” means a firmly underwritten public offering pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on Form S-1 (as defined in the Securities Act) or any successor form.
(p)    “Intellectual Property” means all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses.
(q)    “Inventory” means all now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such party’s business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.
(r)    “Investment Property” means all now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.
(s)    “Liens” means any mortgage, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien or other type of preferential arrangement (other than a financing statement filed by a lessor in respect of an operating lease not intended as security).
(t)    “Loan Document” means this Agreement, the Secured Promissory Note and any other document delivered by Borrower to Lender pursuant to this Agreement or the Secured Promissory Note.
(u)    “Master License Agreement” means that certain Master License Agreement, dated as of May 21, 2014, by and among Borrower, Lender and Metabasis Therapeutics, Inc., an Affiliate of the Lender (as may be amended, restated, supplemented or otherwise modified pursuant to its terms from time to time).
(v)    “Material Adverse Effect” means a material adverse effect on the business, properties, results of operations or financial condition of Borrower.
(w)    “Maturity Date” means May 21, 2016.
(x)    “New Preferred” means any series of preferred stock of the Borrower sold and issued by Borrower after the date of this Agreement.
(y)    “Obligations” means all of the Borrower’s obligations under this Agreement and the Secured Promissory Note, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, as such obligations may be amended, supplemented, converted, extended or modified from time to time.
(z)    “Option Agreement” means that certain Option Agreement, dated as of September 27, 2012, by and between Borrower and an Affiliate of the Lender, as amended pursuant to Amendment No. 1 to Option Agreement, dated as of May 21, 2014 (as may be further amended, restated, supplemented or otherwise modified pursuant to its terms from time to time).
(aa)    “Patent Licenses” shall mean all agreements, licenses and covenants providing for the granting of any right in or to Patents or otherwise providing for a covenant not to sue (whether the Borrower is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 8(g).
(bb)    “Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, without limitation: (i) each patent and patent application referred to in Schedule 8(g), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.
(cc)    “Permitted Liens” means any and all of the following: (i) liens existing as of the date of this Agreement and listed on Schedule 8(d); (ii) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that the Borrower maintains adequate reserves therefor in accordance with GAAP; (iii) liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like persons arising in the ordinary course of the Borrower’s business and imposed without action of such parties; provided, that the payment thereof is not yet required; (iv) liens arising from judgments, decrees or attachments that do not exceed [***] and to the extent applicable are not covered by a policy of insurance; (v) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or environmental liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vi) purchase money security interests and liens in connection with financing leases on equipment, (vii) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described in clause (vi) above, (viii) liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution, (ix) liens on cash advances in favor of a seller of property to be acquired to be applied to the purchase price of such property and (x) liens securing obligations in an aggregate amount not to exceed [***] at any time.
(dd)    “Permitted Transfers” means (i) dispositions by Borrower of worn-out or obsolete Equipment, (ii) dispositions of Equipment not exceeding [***] per year, (iii) sales of inventory, equipment, goods and other assets by Borrower in the ordinary course of business, (iv) the sale of accounts receivable by Borrower arising in the ordinary course of business that are overdue or which the Borrower reasonably determines are difficult to collect, and (v) payment of costs and expenses of the Borrower in the ordinary course of business and which are consistent with the most recently delivered Borrower Forecast and Budget.
(ee)    “Person” means: any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or agency or political subdivision thereof.
(ff)    “Qualified Private Financing” means the next bona fide capital financing transaction or series of financing transactions of the Borrower occurring after the Effective Date but prior to the Maturity Date, with one or more financial non-strategic investors with aggregate net proceeds to the Borrower of at least Twenty Million Dollars ($20,000,000), and pursuant to which the Borrower issues or will issue any fully paid and non-assessable shares of the New Preferred and/or other equity securities of the Borrower.
(gg)    “Receivables” means (i) all Accounts, (ii) such contract rights, instruments, documents, chattel paper (including, without limitation, electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing arising out of or in connection with the sale or lease of Inventory or the rendition of services, and (iii) all supporting obligations, guarantees and other security for any of the foregoing, whether secured or unsecured, now existing or hereafter created.
(hh)    “Responsible Officer” means the chief executive officer, the president, the chief financial officer or the treasurer of Borrower, or any other senior officer of Borrower having substantially the same authority and responsibility.
(ii)    “Solvent” means: the fair salable value of Borrower’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of such Borrower’s liabilities; such Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature in accordance with their terms.
(jj)    “Trademark Licenses” shall mean any and all agreements, licenses and covenants providing for the granting of any right in or to Trademarks or otherwise providing for a covenant not to sue or permitting co-existence (whether the Borrower is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 8(g).
(kk)    “Trademarks” shall mean all United States, and foreign trademarks, trade names, corporate names, Borrower names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, without limitation: (i) the registrations and applications referred to in Schedule 8(g), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.
(ll)    “UCC” means Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.
(mm)    “Voting Agreement” means that certain Voting Agreement, dated as of May 21, 2014, by and among Borrower, Lender, Metabasis Therapeutics, Inc., Brian Lian, Ph.D. and Michael Dinerman, M.D. (as may be amended, restated, supplemented or otherwise modified pursuant to its terms from time to time).
(nn)    In addition, the following terms shall be defined terms having the meaning set forth for such terms in the UCC: “Account”, “Account Debtor”, “Chattel Paper” (including tangible and electronic chattel paper), “Commercial Tort Claims”, “Certificated Security”, “Deposit Account”, “Documents”, “Equipment” (including all accessions and additions thereto), “Electronic Chattel Paper”, “Fixtures”, “Goods”, “Instrument”, “Inventory” (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), “Investment Property” (including securities and securities entitlements), “Letter-of-Credit Right” (whether or not the letter of credit is evidenced by a writing), “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Securities”, “Software”, “Supporting Obligations” and “Tangible Chattel Paper”; provided that, to the extent that the UCC is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

Schedule 8(b)
[***]
Borrower is a corporation, organized in the State of Delaware, with an organization number of 5217215.

Schedule 8(d)
None.

Schedule 8(f)
No Equipment is in the possession of a third party bailee.

Schedule 8(g)
(a)    No Patents, Trademarks, and Copyrights are owned by Borrower.
For a listing of Patents exclusively licensed to Borrower as of the Effective Date, please see the Master License Agreement.

(b)	Master License Agreement.

Schedule 8(l)
As of the date of the Agreement, the following loans to Borrower are outstanding (collectively, the “Outstanding Loans”):

Holder		Issue Date	Principal Amount	Maturity Date
[***]	[***]	5/23/2013	$[***]	[***]
[***]	[***]	10/1/2012	$[***]	[***]
Michael	Dinerman	9/28/2012	$20,000	9/28/14
[***]	[***]	5/24/2013	$[***]	[***]
[***]	[***]	5/24/2013	$[***]	[***]
[***]	[***]	6/27/2013	$[***]	[***]
[***]	[***]	6/11/2013	$[***]	[***]
Brian	Lian	5/15/2013	$55,350	5/15/15
Brian	Lian	9/28/2012	$15,000	9/28/14
[***]	[***]	5/22/2013	$[***]	[***]
[***]	[***]	5/24/2013	$[***]	[***]
TOTAL			$310,350

Schedule 9(c)
Borrower Forecast and Budget

Schedule 9(c)

	Budget	Budget	Budget	Budget	Budget	Budget
$0	[Month]	[Month]	[Month]	[Month]	[Month]	[Month]
Revenues

Revenues	$ -	$ -	$ -	$ -	$ -	$ -
Total Revenues	$ -	$ -	$ -	$ -	$ -	$ -
Operating Expenses
R&D expenses
G & A Expense
Total Operating Expenses

Other Expenses, net
'Change in fair value of conv feature Interest expense, net
Total Other Expenses, net
Net Loss	$ -	$ -	$ -	$ -	$ -	$ -

	Budget	Budget	Budget	Budget	Budget	Budget
$0	[Month]	[Month]	[Month]	[Month]	[Month]	[Month]
Personnel Costs Subtotal

OTHER PROJECT EXPENSES
Travel + Meal Expenses
Licenses & Subscriptions
Conference Attendance Costs
CMC Materials & Supplies
[***]
[***]
Lab Supplies & Services
[***]
Insurance Costs
Outside Service Costs
[***]
[***]
[***]
[***]
[***]
Stock Compensation
Facility Costs
Depreciation
[***]
[***]
Consulting
Other Costs
Total Department Expenses	$ -	$ -		$ -	$ -
Cumulative Expenses

CAPITAL EQUIPMENT	$ -	$ -	$ -	$ -	$ -	$ -

Personnel Costs Subtotal	[Month]	[Month]	[Month]	[Month]	[Month]	[Month]

OTHER PROJECT EXPENSES
Travel & Meal Expenses
Subscriptions
Consulting
Conference Attendance Costs
BOD Fees & Expenses
Facility Costs
Stock Compensation
Insurance Costs
Investor Relations
Outside Services
Legal & Patent Costs
Other Costs
Total Department Expenses	-	-		-	-
Cumulative Expenses	-	-		-	-

CAPITAL EQUIPMENT